UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2012

GLYECO, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30396	45-4030261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4802 East Ray Road, Suite 23-196 Phoenix, Arizona		85044
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 960-1539

N/A
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 9, 2012, GlyEco, Inc., a Nevada corporation (the “Company”), and its wholly-owned subsidiary, Global Recycling Technologies, Ltd., a Delaware corporation (“Global Recycling”), consummated a merger pursuant to which Global Recycling merged with and into the Company (the “Merger”), with the Company being the surviving entity.

The 11,591,958 shares of common stock of Global Recycling (constituting 100% of the issued and outstanding shares of Global Recycling on the effective date of the Merger) held by the Company pursuant to the reverse merger consummated on November 21, 2011, as previously disclosed by the Company on a Form 8-K filed with the Securities and Exchange Commission on November 28, 2011, were cancelled upon the consummation of the Merger.

The Merger was consummated pursuant to an Agreement and Plan of Merger, dated December 30, 2011 (the “Merger Agreement”), between the Company and Global Recycling.  The Company filed Articles of Merger, dated December 30, 2011, with the Secretary of State of Nevada on January 3, 2012, and Global Recycling filed a Certificate of Merger, dated December 30, 2011, with the Secretary of State of Delaware on January 9, 2012.  The foregoing documents are filed as exhibits to this Form 8-K and are incorporated by reference herein. The Merger became effective on January 9, 2012 pursuant to Section 8 of the Merger Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description:
2.1	Agreement and Plan of Merger, dated December 30, 2011, of Global Recycling Technologies, Ltd. and GlyEco, Inc.
3.1	Articles of Merger dated December 30, 2011 filed with the Secretary of State of Nevada on January 3, 2012
3.2	Certificate of Merger, dated December 30, 2011, filed with the Secretary of State of Delaware on January 9, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLYECO, INC.

Dated: January 10, 2012	By:	/s/ John Lorenz
John Lorenz President, Chief Executive Officer and Chairman (Principal Executive Officer)